UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

On February 23, 2006, Calpine Corporation (the “Company”) received funding for its $2 billion debtor-in-possession credit facility (“DIP Facility”). The DIP Facility will help fund the Company’s operations as it works toward emerging from its Chapter 11 restructuring.

Deutsche Bank and Credit Suisse were co-lead arrangers for the DIP Facility, which consists of:

•	$1 billion Revolving Credit Facility, priced at LIBOR plus 225 basis points;
•	$400 million First-Priority Term Loan, priced at LIBOR plus 225 basis points; and
•	$600 million Second-Priority Term Loan, priced at LIBOR plus 400 basis points.

The DIP Facility is secured by liens on all of the unencumbered assets of the Company and all of the Company’s subsidiaries that have also filed for reorganization under Chapter 11 of the Bankruptcy Code, and junior liens on all of their encumbered assets, and will remain in place until the earlier of an effective Plan of Reorganization or December 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: March 1, 2006